Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (as amended, supplemented, restated and/or modified from time to time, this “Agreement”) is entered into as of December 29, 2021, by and among BitNile Holdings, Inc., a Delaware corporation (and, unless the context requires otherwise, collectively with the “Subsidiaries” referred to below, the “Company”), and each investor indentified on the signature page hereto (each, including its successors and assigns, the “Investor”).

BACKGROUND

A.       The board of directors (the “Board of Directors”) of the Company has authorized the issuance to Investor of the Note (as defined below) and the Warrants (as defined below).

B.       The Investor desires to purchase the Note (as defined below) and the Warrants (as defined below) on the terms and conditions set forth in this Agreement.

C.       Concurrently with the execution of this Agreement, the Company, its Subsidiaries and the Investor will enter into certain security agreements and guarantees, as listed in Exhibit A (the “Security Documents”), pursuant to which the Subsidiaries will guarantee all of the Company's obligations under the Transaction Documents and the Company and its Subsidiaries will grant a first priority security interest in substantially all of their respective assets to secure the Company’s obligations hereunder and the Subsidiaries’ obligations under any such guarantee.

D.       Between December 15, 2021 and December 28, 2021, the Company and certain investors entered into certain Purchase Agreements (collectively, the “Note Purchase Agreement”) providing for, among other things, the offer and sale of those certain 10% Demand Secured Promissory Notes (collectively, the “Bridge Notes”) in the aggregate principal face amount of approximately $38,162,000 MILLION DOLLARS (the “Bridge Financing”).

E.       The Company shall use the proceeds from the sale of the Note (as defined below) to repay in full the investors in the Bridge Financing, as more fully detailed herein.

NOW THEREFORE, in consideration of the foregoing recitals and the covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.       DEFINITIONS. As used in this Agreement, the following terms shall have the following meanings specified or indicated below, and such meanings shall be equally applicable to the singular and plural forms of such defined terms:

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Acquisition” means the acquisition by the Company or any direct or indirect Subsidiary of the Company of a majority of the Equity Interests or substantially all of the assets and business of any Person, whether by direct purchase of Equity Interests, asset purchase, merger, consolidation or like combination.

“Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified.

“Agreement” has the meaning set forth in the preamble.

“Blue Sky Application” has the meaning set forth in Section 9.3(a).

“Board of Directors” has the meaning set forth in the recitals.

“Bridge Financing” has the meaning set forth in the recitals.

“Business Day” means any day other than a Saturday, Sunday or any other day on which banks are permitted or required to be closed in New York City.

“Capital Stock” means the Common Stock and any other classes of shares in the capital of the Company.

“Change of Control” means, with respect to the Company, on or after the date of this Agreement:

(a)	a change in the composition of the Board of Directors of the Company at a single shareholder meeting where a majority of the individuals that were directors of the Company immediately prior to the start of such shareholder meeting are no longer directors at the conclusion of such meeting, without the prior written consent of a majority in interest of the Investors;

(b)	a change, without the prior written consent of a majority in interest of the Investors, in the composition of the Board of Directors of the Company prior to the termination of this Agreement where a majority of the individuals that were directors as of the date of this Agreement cease to be directors of the Company prior to the termination of this Agreement;

(c)	other than a shareholder that holds such a position at the date of this Agreement, if a Person comes to have beneficial ownership, control or direction over more than forty percent (40%) of the voting rights attached to any class of voting securities of the Company; or

(d)	the sale or other disposition by the Company or any of its Subsidiaries in a single transaction, or in a series of transactions, of all or substantially all of their respective assets.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in Section 2.1.

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“Collateral Agent” means Esousa Holdings LLC as detailed in that certain Security Agreement, executed and delivered on the date hereof and in connection with the Agreement, by and between the Company and Esousa Holdings LLC.

“Class A Warrant” has the meaning set forth in Section 2.1.

“Class B Warrant” has the meaning set forth in Section 2.1.

“Class B Common Stock” means the Class B Common Stock in the capital of the Company, each of which has $0.001 par value per share.

“Common Stock” means the Class A Common Stock in the capital of the Company, each of which has $0.001 par value per share.

“Company” has the meaning set forth in the preamble.

“Demand 10% Secured Promissory Note” has the meaning set forth in the Note Purchase Agreement.

“Effectiveness Period” has the meaning set forth in Section 9.2(a).

“Equity Interests” means and includes capital stock, membership interests and other similar equity securities, and shall also include equity-linked securities including, but not limited to, warrants or options to purchase capital stock, membership interests or other equity interests.

“Event” means any event, change, development, effect, condition, circumstance, matter, occurrence or state of facts.

“Event of Default” has the meaning set forth in Section 7.1.

“Exchange Approval” means approval of the Principal Market to authorize the issuance of the Warrant Shares with full conversion and voting rights pursuant to Rule 713(a)(ii) of the NYSE Company Guide.

“Exempted Securities” means (a) Common Stock or preferred shares or rights, warrants or options to purchase Common Stock or preferred shares issued in connection with any Acquisition where the Company does not receive cash proceeds therefrom, (b) equity securities issued by reason of a dividend, stock split, split-up or other distribution on Common Stock, (c) Common Stock or rights, warrants or options to purchase Common Stock issued to employees or directors of, or consultants or advisors to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement approved by the Board of Directors (“Equity Plans”), (d) Common Stock or rights, warrants or options to purchase Common Stock issued to third parties in connection with strategic partnerships approved by the Board of Directors, (e) Common Stock actually issued upon the exercise of options or warrants or Common Stock actually issued upon the conversion or exchange of any securities convertible into Common Stock, in each case provided that such issuance is pursuant to the terms of the applicable option, warrant or convertible security, or (f) Common Stock issued upon the exercise or conversion of options, warrants or convertible securities outstanding on the date hereof where the Company does not receive cash proceeds therefrom.

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“Funding Amount” means an amount equal to up to Sixty Million Dollars ($60,000,000).

“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, department, body, bureau, division, board, committee, panel, commission, official or other authority of any country, state, province, prefect, municipality, locality or other government or political subdivision thereof, whether domestic or foreign, or any supranational or multinational organization or authority, or any quasi-governmental, private body or arbitral body exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi-governmental authority.

“HSR Act” has the meaning set forth in Section 5.15.

“Indebtedness” shall mean (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations in respect of letters of credit, bankers acceptances, current swap agreements, interest rate hedging agreements, interest rate swaps, or other financial products; (c) all capital lease obligations that exceed $100,000 in the aggregate in any fiscal year; (d) all obligations or liabilities secured by a lien or encumbrance on any asset of the Company or any Subsidiary, irrespective of whether such obligation or liability is assumed; (e) all obligations for the deferred purchase price of assets, together with trade debt and other accounts payable that exceed $100,000 in the aggregate in any fiscal year; (f) all synthetic leases; and (g) any obligation guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse) any of the foregoing obligations of any other person.

“Investor” has the meaning set forth in the preamble.

“Investor Group” shall mean the Investor plus any other Person with which the Investor is considered to be part of a group under Section 13 of the 1934 Act or with which the Investor otherwise files reports under Sections 13 and/or 16 of the 1934 Act.

“Investor Party” has the meaning set forth in Section 5.11(a).

“Investor Warrant Shares” means the Warrant Shares plus all shares of Common Stock that are issuable to the Investor upon exercise of warrants previously issued by the Company.

“IP Rights” has the meaning set forth in Section 3.10.

“Law” means any law, rule, regulation, order, judgment or decree, including, without limitation, any federal, and state securities laws.

“Legend Removal Date” has the meaning set forth in Section 5.1(c).

“Losses” has the meaning set forth in Section 5.11(a).

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“Material Adverse Effect” means any material adverse effect on (i) the businesses, properties, assets, prospects, operations, results of operations or financial condition of the Company, or the Company and the Subsidiaries, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement or to perform its obligations hereunder or under the Note or the Warrant; provided, however, that none of the following shall be deemed either alone or in combination to constitute, and none of the following shall be taken into account in determining whether there has been or would be, a Material Adverse Effect: (a) any adverse effect resulting from or arising out of general economic or financial or capital markets or political conditions in the United States or in any other jurisdiction in which the Company has operations or conducts business to the extent, and only to the extent, the effects do not disproportionately affect the Company as compared to other participants in the industries in which the Company operates; (b) any adverse effect resulting from or arising out of general conditions in the industries in which the Company and the Subsidiaries operate; (c) any adverse effect resulting from any changes to applicable Law; or (d) any adverse effect resulting from or arising out of any natural disaster or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof; provided, further, that any event, occurrence, fact, condition or change referred to in clauses (a) through (d) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company and/or the Subsidiaries compared to other participants in the industries in which the Company and the Subsidiaries operate.

“Maximum Percentage” means 9.99% of any class of Equity Interests in the Company that is registered under the 1934 Act (excluding any Equity Interests deemed beneficially owned by virtue of the Warrants).

“Money Laundering Laws” has the meaning set forth in Section 3.25.

“New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

“Note” has the meaning set forth in Section 2.1.

“Obligor” means the Company and each of its Subsidiaries.

“OFAC” has the meaning set forth in Section 3.23.

“Offer Notice” has the meaning set forth in Section 10.1.

“Permitted Indebtedness” shall have the meaning set forth in Section 5.7.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Prepayment Right” shall have the meaning set forth in Section 2.3.

“Principal Amount” has the meaning set forth in Section 2.1.

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“Principal Market” means the NYSE American, LLC.

“Proceedings” has the meaning set forth in Section 3.6.

“Prohibited Transaction” means a transaction with a third party or third parties in which the Company issues or sells (or arranges or agrees to issue or sell):

(a)       any debt, equity or equity-linked securities (including options or warrants) that are convertible into, exchangeable or exercisable for, or include the right to receive shares of the Company’s Capital Stock:

(i)        at a conversion, repayment, exercise or exchange rate or other price that is based on, and/or varies with, a discount to the future trading prices of, or quotations for, Common Stock; or

(ii)       at a conversion, repayment, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events (other than warrants that may be repriced by the Company);

(b)	any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favorable than those granted to such investor in such first transaction or series of related transactions;

and are deemed to include transactions generally referred to as at-the-market transactions (ATMs) or equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect. Notwithstanding the foregoing, and for the avoidance of doubt, rights issuances, shareholder purchase plans, Equity Plans, convertible securities, or issuances of Equity Interests, based on the trading price of the Common Stock on the Trading Market but each at a fixed price per share, shall not be deemed to be a Prohibited Transaction; or

(c)	any other securities including, but not limited to, the issuance by the Company of non-convertible preferred stock, in a capital or debt raising transaction or series of related transactions, with the exception of a transaction of this kind to be entered into between the Company and a member of FINRA whose identity has been disclosed to the Collateral Agent.

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Warrant Shares covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus, and any “free writing prospectus” as defined in Rule 405 under the 1933 Act.

“Public Record” has the meaning set forth in Section 3.5(a).

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“Register,” “Registered” and “Registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the 1933 Act (as defined below), and the declaration or ordering of effectiveness of such Registration Statement or document.

“Registration Statement” means any registration statement of the Company filed under the 1933 Act, including the Prospectus and amendments and supplements to such Registration Statement, and including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Minimum” means, as of any date, the maximum aggregate number of Common Stock then issued or potentially issuable in the future pursuant to the Transaction Documents, including any Warrant Shares issuable upon exercise in full of all Warrants, ignoring any exercise limits set forth therein.

“Reverse Split” has the meaning set forth in Section 5.20.

“SEC” means the United States Securities and Exchange Commission.

“Security Documents” has the meaning set forth in the recitals.

“Securities” means the Note, the Warrant and the Warrant Shares.

“Securities Termination Event” means either of the following has occurred:

(a)       trading in securities generally in the United States has been suspended or limited for a consecutive period of greater than three (3) Business Days; or

(b)       a banking moratorium has been declared by the United States or the New York State authorities and is continuing for a consecutive period of greater than three (3) Business Days.

“Security Agreement” means that certain security agreement, executed and delivered on the date hereof and in connection with the Agreement, by and between the Company and Esousa Holdings LLC.

“Stockholder Approval” shall mean the approval of the holders of a majority of the Company’s outstanding voting Capital Stock: (a) if and to the extent legally required, to amend the Company’s certificate of incorporation to increase the number of authorized Common Stock by at least the number of Common Stock equal to the number of Common Stock issuable hereunder, (b) to ratify and approve all of the transactions contemplated by the Transaction Documents, including the issuance of all of the Warrant Shares (as such term is defined in each of such documents) issuable to the Investor thereunder, all as may be required by the applicable rules and regulations of the Principal Market (or any successor entity).

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

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“Tax” or “Taxes” means all federal United States and state, municipal, foreign and other taxes (including, without limitation, income taxes, sales taxes, excise taxes, value added taxes, capital taxes, property taxes, withholding taxes, payroll taxes and contributions, and production, severance and similar taxes and assessments) and includes all penalties, interest and fines with respect thereto and all liabilities for the payment of such amounts as a transferee or successor or under any obligation to indemnify another Person.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means whichever of the New York Stock Exchange, NYSE American, or the Nasdaq Stock Market (including the Nasdaq Capital Market), on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Note, the Warrants, the Security Documents, and any other documents or agreements executed or delivered by any Obligor in connection with the transactions contemplated hereunder.

“VWAP” means, as of any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of one share of Common Stock trading in the ordinary course of business on the applicable trading price for such date (or the nearest preceding date) on such Trading Market as reported by Bloomberg Financial L.P.; (b) if the Common Stock is not then listed on a Trading Market and if the Common Stock is traded in the over-the-counter market, as reported by the OTCQX or OTCQB Markets, the volume weighted average price of one share of Common Stock for such date (or the nearest preceding date) on the OTCQX or OTCQB Markets, as reported by Bloomberg Financial L.P.; (c) if the Common Stock is not then listed or quoted on a Trading Market or on the OTCQX or OTCQB Markets and if prices for the Common Stock are then reported in the “Pink Sheets” published by the OTC Markets Group (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price of one share of Common Stock so reported, as reported by Bloomberg Financial L.P.; or (d) in all other cases, the fair market value of one share of Common Stock as determined by an independent appraiser selected in good faith by the majority in interest of the Investors and reasonably acceptable to the Company.

“Warrants” means Class A Warrant and Class B Warrant.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

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2.        PURCHASE AND SALE OF THE NOTE AND THE WARRANTS.

2.1       Purchase and Sale of the Note and the Warrants. Subject to the terms and conditions set forth herein, at the Closing, the Company shall issue and sell to the Investors, and the Investors shall purchase from the Company, (a) a 10% original issuance discount senior secured promissory notes in the form attached hereto as Exhibit B (the “Notes”), in the aggregate principal amount of Sixty-Six Million Dollars ($66,000,000), subject to adjustment as set forth in the Note (the “Principal Amount”); (b) a warrant to purchase shares of Common Stock, in the form attached hereto as Exhibit C, registered in the name of the Investors, pursuant to which the Investor shall have the right to acquire up to an aggregate of 14,834,700 Warrant Shares split among the Investors (the “Class A Warrant”); and (c) a warrant to purchase shares of Common Stock, in the form attached hereto as Exhibit D, registered in the name of the Investor, pursuant to which the Investors shall have the right to acquire, up to an aggregate of 2,042,914 Warrant Shares split among the Investors (the “Class B Warrant”) in exchange for the Funding Amount. The Investor and the Company agree that for U.S. federal income tax purposes and applicable state, municipal, local and non-U.S. tax purposes, the Funding Amount shall be allocable between the Note and the Warrant based on the relative fair market values thereof. Neither the Investor nor the Company shall take any contrary position on any tax return, or in any audit, claim, investigation, inquiry or proceeding in respect of Taxes, unless otherwise required pursuant to a final determination within the meaning of Section 1313 of the Internal Revenue Code of 1986, as amended (the “Code”).

Each Investor that has acquired Bridge Notes shall have the ability to purchase the Notes, at its option and whether in full or partial payment therefor, for either (i) cash, or (ii) the surrender of its Bridge Note, including accrued but unpaid interest as well as certain fees as provided for in such Bridge Notes (such additional dollar amount of the Bridge Note, the “Bridge Amount”) for cancellation upon the Closing Date, where the principal face amount of each such Bridge Amount shall be deemed to be equal to the amount in cash payable in consideration for the Notes.

2.2       Closing. The closing hereunder, including payment for and delivery of the Note and the Warrants, shall take place remotely via the exchange of documents and signatures, no later than ten (10) Business Days following the execution and delivery of this Agreement, subject to satisfaction or waiver of the conditions set forth in Section 6, or at such other time and place as the Company and the Investor agree upon, orally or in writing (the “Closing,” and the date of the Closing being the “Closing Date”).

2.3       Repayment of the Note and Prepayment Right. As set forth in this Agreement and in the Note, the Company shall make weekly payments to the Investor and shall make certain other payments to the Investor as detailed therein. Further, as set forth in the Note, in its sole discretion and upon giving the prior written notice set forth in the Note, the Company will have the right to pre-pay the entire then-outstanding principal amount of the Note at any time with no penalty or premium of any kind (the “Prepayment Right”).

2.4       Senior Obligation. As an inducement for the Investors to enter into this Agreement and to purchase the Notes, all obligations of the Obligors pursuant to the Transaction Documents shall be secured by a security interest in and lien upon all of the assets of the Obligors except as set forth in the Security Agreement.

3.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Investor and covenants with the Investor that, except as is set forth in the Disclosure Letter being delivered to the Investor as of the date hereof and as of the Closing Date, the following representations and warranties are true and correct in all material respects:

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3.1       Organization and Qualification. The Company is a corporation duly organized and validly existing in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the ownership of its property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

3.2       Authorization; Enforcement; Compliance with Other Instruments. The Company and each of its Subsidiaries (as applicable) has the requisite corporate or limited liability company power, as the case may be, and authority to execute the Transaction Documents to which it is a party, to issue and sell the Note and the Warrants pursuant hereto (in the case of the Company), and to perform its obligations under the Transaction Documents to which it is a party, including issuing the Warrant Shares on the terms set forth in this Agreement upon receipt of Exchange Approval. The execution and delivery of the Transaction Documents by the Company and its Subsidiaries and the issuance and sale of the Securities by the Company pursuant hereto, including without limitation the reservation of the Warrant Shares for future issuance, have been duly and validly authorized by the Company’s Board of Directors and any similar governing body of a Subsidiary and no further consent or authorization is required by the Company, its Subsidiaries, their respective Boards of Directors or other governing bodies, the Company’s stockholders or any other Person in connection therewith other than the Company’s receipt of Exchange Approval, which the Company expects to have within fourteen (14) days from the Closing Date. The Transaction Documents have been duly and validly executed and delivered by the Company and its Subsidiaries party thereto and constitute valid and binding obligations of the Company and its Subsidiaries (as applicable), enforceable against such parties in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

3.3       No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and its Subsidiaries (as applicable) and the issuance and sale of the Note and the Warrants by the Company hereunder will not (a) conflict with or result in a violation of the Company’s or its Subsidiaries’ notice of articles, articles or any other constating documents, (b) conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, any agreement to which the Company or any of the Subsidiaries is a party, or require the Company or any Subsidiary to grant a lien or encumbrance on any of its property or assets under the terms of any other agreement to which it is a party, or (c) subject to the making of the filings referred to in Section 5, violate in any material respect any Law or any rule or regulation of the Principal Market applicable to the Company or any of the Subsidiaries or by which any of their properties or assets are bound or affected. Assuming the accuracy of the Investor’s representations in Section 4 and subject to the making of the filings referred to in Section 5, (i) no approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party (including the Principal Market) in connection with the issuance of the Note and the Warrants and the other transactions contemplated by this Agreement (including the issuance of the Warrant Shares upon exercise of the Warrants) and (ii) the issuance of the Note and the Warrants, and the issuance of the Warrant Shares upon exercise of the Warrants will be exempt from the registration and qualification requirements under the 1933 Act and all applicable state securities Laws.

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3.4       Capitalization and Subsidiaries.

(a)       The authorized Capital Stock of the Company consists of Five Hundred Million shares of Class A Common Stock, Twenty-Five Million shares of Class B Common Stock and Twenty-Five Million shares of Preferred Stock. As of the close of business on December 20, 2021, 84,331,047 shares of Common Stock, no shares of Class B Common Stock and 132,040 shares of Preferred Stock were issued and outstanding. As of December 20, 2021, (x) an aggregate of 6,395,919 shares of Common Stock are issuable upon exercise of options granted under a stock option plan, of which 938,401 are fully vested and exercisable; (y) an aggregate of 3,991,635 Common Stock are issuable upon exercise of outstanding warrants granted by the Company, with exercise prices ranging from $0.88 to $2,000 per share and (Z) an aggregate of 2,810,000 restricted stock grants are outstanding. The Company has duly reserved up to 11,925,000 shares of Common Stock for issuance upon exercise of the Warrant A and has duly reserved up to 1,325,000 shares of Common Stock for issuance upon exercise of the Warrant B. The Warrant Shares, if and when issued upon exercise of the Warrants in accordance with their respective terms, will be validly issued, fully paid and non-assessable and free from all Taxes, liens and charges with respect to the issuance thereof. No shares of the Company’s Capital Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. The Company’s certificate of incorporation and bylaws, each as amended, on file on the SEC’s EDGAR website are true and correct copies of the Company’s constating documents as in effect as of the date hereof. The Company is not in violation of any provision of its certificate of incorporation or bylaws.

(b)       Schedule 3.4(b) lists each direct and indirect Subsidiary of the Company existing on the date hereof and indicates for each Subsidiary (i) the authorized capital stock or other Equity Interests of such Subsidiary as of the date hereof, (ii) the number and kind of shares or other ownership interests of such Subsidiary that are issued and outstanding as of the date hereof, and (iii) the owner of such shares or other ownership interests. Other than as set forth on Schedule 3.4(b), no Subsidiary has any outstanding stock options, warrants or other instruments pursuant to which such Subsidiary may at any time or under any circumstances be obligated to issue any shares of its capital stock or other Equity Interests. Each Subsidiary is duly organized and validly existing in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to own its properties and to carry on its business as now being conducted.

(c)       Neither the Company nor any Subsidiary is bound by any agreement or arrangement pursuant to which it is obligated to register the sale of any securities under the 1933 Act other than Esousa Holdings, LLC. There are no outstanding securities of the Company or any of the Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem or purchase any security of the Company or any Subsidiary. There are no outstanding securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Note, either Warrant or the Warrant Shares. Neither the Company nor any Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

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(d)       The issuance and sale of any of the Securities on the Closing Date will not obligate the Company to issue shares of Common Stock or other securities to any other Person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding securities.

(e)       As of the date of this Agreement, the Company has capacity under the rules and regulations of the Principal Market to issue up to 16,866,209 shares of Common Stock (or securities exercisable for Common Stock) without obtaining Stockholder Approval.

3.5       Public Record; Financial Statements.

(a)       As of the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “Public Record”). As of their respective filing dates, all documents filed by the Company in the Public Record complied in all material respects with the requirements of the 1934 Act, as applicable, and the rules and regulations thereunder, and none of the documents in the Public Record, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)       As of their respective dates, the financial statements of the Company included in the Public Record complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the 1934 Act with respect thereto. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principals ("GAAP"), and audited by a firm that is an independent registered public accounting firm subject to the public company accounting oversight board consistently applied, during the periods involved (except as may be otherwise indicated in such financial statements or the notes thereto, or, in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the consolidated financial position of the Company as of the dates thereof and the consolidated results of its operations and consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other written information provided by or on behalf of the Company to the Investor in connection with the Investor’s purchase of the Note and the Warrants which is not included in the Public Record contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

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(c)       Except as set forth on Schedule 3.5(c), the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) reasonable controls to safeguard assets are in place and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.6       Litigation and Regulatory Proceedings. Other than as set forth on Schedule 3.6, there are no material actions, causes of action, suits, claims, proceedings, inquiries or investigations (collectively, “Proceedings”) before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of the Company or any of the Subsidiaries, threatened against or affecting the Company or any of the Subsidiaries, the Common Stock or any other class of issued and outstanding shares of the Company’s Capital Stock, or any of the Company’s or the Subsidiaries’ officers or directors in their capacities as such and, to the knowledge of the Company, there is no reason to believe that there is any basis for any such Proceeding.

3.7       No Undisclosed Events, Liabilities or Developments. Other than as set forth on Schedule 3.7 hereto, no event, development or circumstance has occurred or exists, or to the knowledge of the Company, is reasonably anticipated to occur or exist that (a) would reasonably be anticipated to have a Material Adverse Effect or (b) would be required to be disclosed by the Company under applicable securities Laws on a Registration Statement relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

3.8       Compliance with Law. The Company and each of the Subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all applicable Laws and are in compliance in all material respects with the rules and regulations of the Trading Market. The Company is not aware of any facts which could reasonably be anticipated to lead to a delisting of the Common Stock by the Trading Market in the future.

3.9       Employee Relations. Neither the Company nor any Subsidiary is involved in any union labor dispute nor, to the knowledge of the Company, is any such dispute threatened. Neither the Company nor any Subsidiary is a party to any collective bargaining agreement. No executive officer has notified the Company that such officer intends to leave the Company’s employ or otherwise terminate such officer’s employment with the Company.

3.10      Intellectual Property Rights. The Company and each Subsidiary owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights (collectively, “IP Rights”) necessary to conduct their respective businesses as now conducted. None of the material IP Rights of the Company or any of the Subsidiaries are expected to expire or terminate within three (3) years from the date of this Agreement. Neither the Company nor any Subsidiary is infringing, misappropriating or otherwise violating any IP Rights of any other Person. No claim has been asserted, and no Proceeding is pending, against the Company or any Subsidiary alleging that the Company or any Subsidiary is infringing, misappropriating or otherwise violating the IP Rights of any other Person, and, to the Company’s knowledge, no such claim or Proceeding is threatened, and the Company is not aware of any facts or circumstances which might give rise to any such claim or Proceeding. The Company and the Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their material IP Rights.

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3.11      Environmental Laws. Except, in each case, as would not be reasonably anticipated to have a Material Adverse Effect, the Company and the Subsidiaries (a) are in compliance in all material respects with any and all applicable Laws relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants, (b) have received and hold all permits, licenses or other approvals required of them under all such Laws to conduct their respective businesses and (c) are in compliance in all material respects with all terms and conditions of any such permit, license or approval.

3.12      Title to Assets. The Company and the Subsidiaries have good and marketable title to all personal property owned by them which is material to their respective businesses, in each case free and clear of all liens, encumbrances and defects except those set forth on Schedule 3.12. Any real property and facilities held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries.

3.13      Insurance. The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company and the Subsidiaries are engaged. Neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

3.14      Regulatory Permits. The Company and the Subsidiaries have in full force and effect all certificates, approvals, authorizations and permits from all regulatory authorities and agencies necessary to own, lease or operate their respective properties and assets and conduct their respective businesses, and neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any such certificate, approval, authorization or permit, except for such certificates, approvals, authorizations or permits with respect to which the failure to hold would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

3.15      No Materially Adverse Contracts, Etc. Neither the Company nor any of the Subsidiaries is (a) subject to any charter, corporate or other legal restriction, or any judgment, decree or order which in the judgment of the Company has or is expected in the future to have a Material Adverse Effect or (b) a party to any contract or agreement which in the judgment of the Company has or would reasonably be anticipated to have a Material Adverse Effect.

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3.16      Taxes. The Company and the Subsidiaries each has correctly prepared and duly and timely made or filed, or caused to be made or filed, all United States federal, and applicable state, local and non-U.S. Tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all Taxes and other governmental assessments and charges that are material in amount, required to be paid by it, regardless of whether such amounts are shown or determined to be due on such returns, reports and declarations, except those being contested in good faith by appropriate proceedings and for which it has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and, to the knowledge of the Company, there is no basis for any such claim. Each of the Company and the Subsidiaries has collected, withheld and remitted all Taxes due and payable to the property taxing or other governmental authority. There are no audits, assessments, reassessments, suits, proceedings, investigations or claims pending against the Company or any of the Subsidiaries in respect of Taxes paid or payable, and there are no matters under discussion with any taxing or governmental authority of any jurisdiction involving the Company or any Subsidiary with, or the subject of any agreement with, any taxing or governmental authority relating to claims for additional Taxes. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or reassessment of any Tax owing by the Company or any subsidiary, the filing of any tax returns by the Company or any Subsidiary or the payment of any Tax by the Company or any Subsidiary.

3.17      Solvency. After giving effect to the receipt by the Company of the proceeds from the transactions contemplated by this Agreement (a) the Company’s fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature; and (b) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

3.18      Investment Company. The Company is not, and is not an Affiliate of, an “Investment Company” within the meaning of the Investment Company Act of 1940, as amended.

3.19      Certain Transactions. Other than employment or consultant agreements or as disclosed in the Public Record, there are no contracts, transactions, arrangements or understandings between the Company or any of its Subsidiaries, on the one hand, and any director, officer or employee thereof on the other hand.

3.20      No General Solicitation. Neither the Company, nor any of its Affiliates, nor any person acting on its behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Note or the Warrant pursuant to this Agreement.

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3.21      Acknowledgment Regarding the Investor’s Purchase of the Note and the Warrants. The Company’s Board of Directors has approved the execution of the Transaction Documents and the issuance and sale of the Note and the Warrants, based on its own independent evaluation and determination that the terms of the Transaction Documents are reasonable and fair to the Company and in the best interests of the Company and its stockholders. The Company and each of its Subsidiaries are entering into this Agreement and the Security Documents to which they are party, and the Company is issuing and selling the Note and the Warrants, voluntarily and without economic duress. The Company has had the opportunity to consider whether or not to retain independent legal counsel of its own choosing to review the Transaction Documents and advise the Company with respect thereto but has determined not to retain any such independent legal counsel. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Note and the Warrants and the transactions contemplated hereby and that neither the Investor nor any person affiliated with the Investor is acting as a financial advisor to, or a fiduciary of, the Company (or in any similar capacity) with respect to execution of the Transaction Documents or the issuance of the Note and the Warrant or any other transaction contemplated hereby.

3.22      No Brokers’, Finders’ or Other Advisory Fees or Commissions. No brokers, finders or other similar advisory fees or commissions will be payable by the Company or any Subsidiary or by any of their respective agents with respect to the issuance of the Note or any of the other transactions contemplated by this Agreement.

3.23      OFAC. None of the Company nor any of the Subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company and/or any Subsidiary has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use any proceeds received from the Investor, or lend, contribute or otherwise make available such proceeds to its Subsidiaries or to any affiliated entity, joint venture partner or other person or entity, to finance any investments in, or make any payments to, any country or person currently subject to any of the sanctions of the United States administered by OFAC.

3.24      No Foreign Corrupt Practices. None of the Company or any of the Subsidiaries has, directly or indirectly: (a) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental authority of any jurisdiction except as otherwise permitted under applicable Law; or (b) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under the Foreign Corrupt Practices Act or the rules and regulations promulgated thereunder or under any other legislation of any relevant jurisdiction covering a similar subject matter applicable to the Company or its Subsidiaries and their respective operations and the Company has instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance with such legislation.

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3.25      Anti-Money Laundering. The operations of each of the Company and the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, regulations, rules and guidelines in its jurisdiction of incorporation and in each other jurisdiction in which such entity, as the case may be, conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental authority involving the Company or its Subsidiaries with respect to any of the Money Laundering Laws is, to the best knowledge of the Company, pending, threatened or contemplated.

3.26      Disclosure. The Company confirms that neither it, nor to its knowledge, any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosures provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

4.       REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

4.1       Organization and Qualification. The Investor, if an entity, is a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Note and Warrants pursuant to this Agreement.

4.2       Authorization; Enforcement; Compliance with Other Instruments. The Investor has the requisite power and authority to enter into and to perform its obligations under the Transaction Documents to which it is a party. The execution and delivery by the Investor of the Transaction Documents to which it is a party have been duly and validly authorized by the Investor’s governing body and no further consent or authorization is required. The Transaction Documents to which it is a party have been duly and validly executed and delivered by the Investor and constitute valid and binding obligations of the Investor, enforceable against the Investor in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

4.3       No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Investor and the purchase of the Note and the Warrants by the Investor will not (a) conflict with or result in a violation of the Investor’s organizational documents, (b) conflict with, or constitute a material default (or an event which, with notice or lapse of time or both, would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, contract, indenture mortgage, indebtedness or instrument to which the Investor is a party, or (c) violate any Law applicable to the Investor or by which any of the Investor’s properties or assets are bound or affected. No approval or authorization will be required from any governmental authority or agency, regulatory or self-regulatory agency or other third party in connection with the purchase of the Note and the Warrant and the other transactions contemplated by this Agreement.

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4.4       Investment Intent; Accredited Investor. The Investor is purchasing the Note and the Warrants for its own account, for investment purposes, and not with a view towards distribution. The Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the 1933 Act. The Investor has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of this type that it is capable of (a) evaluating the merits and risks of an investment in the Note, the Warrants and the Warrant Shares and making an informed investment decision, (b) protecting its own interests and (c) bearing the economic risk of such investment for an indefinite period of time.

4.5       Opportunity to Discuss. The Investor has received all materials relating to the business, finance and operations of the Company and the Subsidiaries as it has requested and has had an opportunity to discuss the business, management and financial affairs of the Company and the Subsidiaries with the Company’s management. In making its investment decision, the Investor has relied solely on its own due diligence performed on the Company by its own representatives.

4.6       No Governmental Review. The Investor understands that no Government Entity has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

4.7       Title in and to the Bridge Notes. If, and to the extent that, any Investor is surrendering for cancellation one or more BriedgeNotes, then such Investor hereby warratns and represents to the Company that such Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Bridge Note free and clear of all rights and liens (other than pledges or security interests arising by operation of applicable securities laws). The Investor has full power and authority to transfer and dispose of the Bridge Note to the Company free and clear of any right or lien. Other than the transactions contemplated by this Agreement, there is no outstanding, plan, pending proposal, or other right of any person or entity to acquire all or any part of the Bridge Notes and corresponding deduction of the face amount of the Note.

4.8      No Other Representations. Except for the representations and warranties set forth in this Agreement and in other Transaction Documents, the Investor makes no other representations or warranties to the Company.

5.       OTHER AGREEMENTS OF THE PARTIES.

5.1       Legends, etc.

(a)       Securities may only be disposed of pursuant to an effective Registration Statement, to the Company or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the 1933 Act, and in compliance with any applicable state securities laws.

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(b)       Certificates evidencing the Securities will contain the following legend, so long as is required by this Section 5.2(b) or Section 5.2(c):

NEITHER THESE SECURITIES NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED. THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. [THESE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES] [THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities, in accordance with applicable securities laws, pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. At the Company’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the 1933 Act or other applicable provision of the 1933 Act to appropriately amend the list of selling stockholders thereunder.

(c)       Certificates evidencing the Warrant Shares shall not contain any legend: (i) while a Registration Statement covering the Warrant Shares is effective under the 1933 Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) while such Investor Shares are eligible for sale without restriction under Rule 144 and the Investor has taken all requisite steps to have such legend removed, or (iv) if such legend is not required under applicable requirements of the 1933 Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue any legal opinion or instruction required by the Company’s transfer agent to comply with the requirements set forth in this Section. At such time as a legend is no longer required for the Warrant Shares under this Section5.1(c), the Company will, no later than five (5) Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a certificate representing Warrant Shares containing a restrictive legend (such fifth Business Day, the “Legend Removal Date”), deliver or cause to be delivered to the Investor a certificate representing such Warrant Shares that is free from all restrictive and other legends. In addition to any other remedies available to the Investor, the Company shall pay to the Investor, in cash, as partial liquidated damages and not as a penalty, for each $1,000.00 of Warrant Shares (based on the VWAP of the Common Stock on the date such Warrant Shares are submitted to the Company or the Company’s transfer agent) delivered for removal of the restrictive or other legend, $5.00 per Trading Day for each Trading Day after the Legend Removal Date until such Warrant Shares are delivered without a legend.  The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section except as it may reasonably determine are necessary or appropriate to comply or to ensure compliance with those applicable laws that are enacted or modified after the Closing.

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5.2       Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the 1934 Act. As long as the Investor owns the Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Warrant Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell such Warrant Shares without registration under the 1933 Act within the limitation of the exemptions provided by Rule 144 or other applicable exemptions.

5.3       Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that will be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Investor, or that will be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market that would require, under the rules of the Trading Market, the Stockholder Approval.

5.4       Notification of Certain Events. The Company shall give prompt written notice to the Investor of (a) the occurrence or non-occurrence of any Event, the occurrence or non-occurrence of which would render any representation or warranty of the Company contained in this Agreement or any other Transaction Document, if made on or immediately following the date of such Event, untrue or inaccurate in any material respect, (b) the occurrence of any Event that, individually or in combination with any other Events, has had or could reasonably be expected to have a Material Adverse Effect, (c) any failure of the Company to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder or any Event that would otherwise result in the nonfulfillment of any of the conditions to the Investor’s obligations hereunder, (d) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the consummation of the transactions contemplated by this Agreement or any other Transaction Document, or (e) any Proceeding pending or, to the Company’s knowledge, threatened against a party relating to the transactions contemplated by this Agreement or any other Transaction Document.

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5.5       Available Stock. The Company shall at all times keep authorized and reserved and available for issuance, free of preemptive rights, such number of shares of Common Stock as are issuable upon exercise of the Warrants at any time, including any additional shares of Common Stock that may be issued due to any adjustments, as more fully detailed in the Warrants. If the Company determines at any time that it does not have a sufficient number of authorized Common Stock to reserve and keep available for issuance as described in this Section 5.5, the Company shall use all commercially reasonable efforts to increase the number of authorized shares of Common Stock by seeking Stockholder Approval for the authorization of such additional shares.

5.6       Use of Proceeds. The Company will use the proceeds from the sale of the Note and the Warrants as provided for herein for the repayment of the Bridge Financing, and, thereafter, for the purchase and retention of bitcoin miners, certain acquisitions which have been disclosed to the Investor and general working capital purposes.

5.7       Repayment of Note. The Company shall make weekly payments to the Investors on a pari passu basis equal to the gross proceeds generated from the Sale or Issuance of Bitcoin, as provided in Section 5.8. Other than as set forth on Schedule 5.7, neither the Company nor any Subsidiary has any outstanding Indebtedness (all such Indebtedness set forth on Schedule 5.7 is hereinafter referred to as the “Existing Debt” and is collectively referred to herein as the “Permitted Indebtedness”). The Company shall not make any voluntary cash prepayments on any Indebtedness at any time while any amounts are owing under the Note other than with respect to the Existing Debt or cash payments the Company is required to make pursuant to the express terms thereof existing on the date hereof. Neither the Company nor any Subsidiary shall incur any Indebtedness without the express written consent of the Investor. If the Company or any Subsidiary issues any Indebtedness other than the Permitted Indebtedness, after obtaining the written consent of the Investor pursuant to Section 1.9 of the Note, including any subordinated Indebtedness or convertible Indebtedness, other than Exempted Securities, then unless otherwise waived in writing by and at the discretion of the Investor, the Company will immediately utilize no less than sixty-five percent (65%) of the proceeds of such issuance (or cause such Subsidiary to immediately utilize the proceeds of such issuance) to repay the Note. If the Company issues any Equity Interests, other than Exempted Securities, or mines or sells any Bitcoin, unless otherwise waived in writing by and at the discretion of the Investor, the Company will direct sixty-five percent (65%) of the proceeds from such issuance or sale of Bitcoin to repay the Note on a pari passu basis. Additionally, in the event that an Investor exercises some or all of its Warrants for cash (“Exercise Proceeds”), then the Company shall direct all such Exercise Proceeds to the repayment of the Note. Any such repayments of the Note as provided in this Section 5.7 shall be made to the Investors on a pro rata basis in proportion to their investment and shall be without premium or penalty to the Company. Moreover, each Investor may, in its sole discretion and acting solely on behalf of itself, require that the Company apply some or all amounts owing under the Note to the payment of any cash exercises of the Warrants by the Investor.

5.8       Sale or Issuance of Bitcoin. The Company shall be obligated to sell or issue no less than sixty-five percent (65%) of the Bitcoin it mines. The gross proceeds from the Sale or Issuance of Bitcoin shall be used by the Company to repay the Notes.

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5.9       Prohibited Transactions. The Company hereby covenants and agrees not to enter into any Prohibited Transactions without obtaining prior written consent from the majority in interest of the Investors, until such time as the Note has been repaid in full.

5.10       Securities Laws Disclosure; Publicity. The Company shall, by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby, and shall, within four (4) Business Days following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and file a copy of this Agreement on EDGAR. The Company shall not issue any press release nor otherwise make any such public statement regarding the Investor or the Transaction Documents without the prior written consent of the Investor, except if such disclosure is required by law, in which case the Company shall (a) ensure that such disclosure is restricted and limited in content and scope to the maximum extent permitted by Law to meet the relevant disclosure requirement and (b) provide a copy of the proposed disclosure to the Investor for review prior to release and the Company shall incorporate the Investor’s reasonable comments. Notwithstanding anything herein to the contrary, to comply with United States Treasury Regulations Section 1.6011-4(b)(3)(i), each of the Company and the Investor, and each employee, representative or other agent of the Company or the Investor, may disclose to any and all persons, without limitation of any kind, the U.S. federal and state income tax treatment, and the U.S. federal and state income tax structure, of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure insofar as such treatment and/or structure relates to a U.S. federal or state income tax strategy provided to such recipient.

5.11       Indemnification of the Investor.

(a)       The Company will indemnify and hold the Investor, its Affiliates and their respective directors, officers, managers, shareholders, members, partners, employees and agents and permitted successors and assigns (each, an “Investor Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation and defense (collectively, “Losses”) that any such Investor Party may suffer or incur as a result of or relating to:

(i)         any breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document;

(ii)       any misrepresentation made by the Company in any Transaction Document or in any Public Record document;

(iii)      any omission to state any material fact necessary in order to make the statements made in any Public Record, in light of the circumstances under which they were made, not misleading;

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(iv)       any proceeding before or by any court, public board, government agency, self-regulatory organization or body based upon, or resulting from the execution, delivery, performance or enforcement of any of the Transaction Documents or the consummation of the transactions contemplated thereby, and whether or not the Investor is party thereto by claim, counterclaim, crossclaim, as a defendant or otherwise, or if such Proceeding is based upon, or results from, any of the items set forth in clauses (i) through (iii) above.

(b)       In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

(c)       The provisions of this Section 5.11 shall survive the termination or expiration of this Agreement.

5.12       Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material, non-public information. To the extent the Company does not comply with this covenant and provides the Investor with material, non-public information, the Company shall publicly disclose such information within seventy two (72) hours of providing the information to the Investor; provided, however, in the event that such material non-public information is provided to Investor pursuant to Section 10, the Company shall publicly disclose such information within twenty (20) Business Days of providing the information to the Investor. The Company understands and confirms that the Investor shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

5.13       Stockholder Approval. The Company shall, if required to obtain Exchange Approval, hold a special meeting of stockholders on or before the 90th calendar day following the date hereof for the purpose of obtaining the shareholder approval; provided, however, such ninety (90) calendar days shall be increased to one hundred twenty (120) calendar days in the event the Company receives comments to its proxy statement from the SEC, with the recommendation of the Board of Directors that such proposal be approved, and the Company shall solicit proxies from its shareholders in connection therewith in the same manner as all other management proposals in such proxy statement and all management-appointed proxyholders shall vote their proxies in favor of such proposal. If the Company does not obtain Stockholder Approval at the first meeting, the Company shall call a meeting every four months thereafter to seek Stockholder Approval until the date that Stockholder Approval is obtained.

5.14       Listing of Securities. The Company shall: (a) in the time and manner required by each Trading Market on which the shares of Common Stock are listed, prepare and file with the Principal Market a Supplemental Listing Application covering the Warrant Shares in order to obtain Exchange Approval, (b) take all steps necessary to cause such Common Stock to be approved for listing on the Principal Market on which the shares of Common Stock are listed as soon as possible thereafter, (c) provide to the Investor confirmation of such listing, and (d) maintain the listing of such shares on the Principal Market.

5.15        Antitrust Notification. If the Investor determines, in its sole judgment and upon the advice of counsel, that the issuance of the Note, the Warrants or the Investor Shares pursuant to the terms hereof would be subject to the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), the Company shall file as soon as practicable after the date on which the Company receives notice from the Investor of the applicability of the HSR Act and a request to so file with the United States Federal Trade Commission and the United States Department of Justice the notification and report form required to be filed by it pursuant to the HSR Act in connection with such issuance.

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5.16       Intentionally Omitted.

5.17       Change of Prime Broker, Custodian. Each Investor has informed the Company of the names of its prime broker and its share custodian. Each Investor shall notify the Company of any change in its prime broker or share custodian within three (3) Business Days of such change having taken effect.

5.18       Share Transfer Agent. The transfer agent and represents and warrants that the transfer agent used bythe Company is Computershare Trust Company, N.A., which participates in the Depository Trust Company Fast Automated Securities Transfer program. The Company shall not change its share transfer agent without the prior written consent of the majority in interest of the Investors.

5.19       Reserved.

5.20       Set-Off.

(a)       The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any other Transaction Document.

(b)       The Investor may do anything necessary to effect any set-off undertaken in accordance with this Section 5.19 (including varying the date for payment of any amount payable by the Investor to the Company).

6.       CLOSING CONDITIONS

6.1       Conditions Precedent to the Obligations of the Investor. The obligation of the Investor to fund the Note and acquire the Warrants at the Closing is subject to the satisfaction or waiver by the Investor, at or before such Closing, of each of the following conditions:

(a)       Required Documentation. The Company must have delivered to the Investor copies of all resolutions duly adopted by the Board of Directors of the Company, or any such other documentation of the Company approving the Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby;

(b)       Consents and Permits. The Company must have obtained and delivered to the Investor copies of all necessary permits, approvals, and registrations necessary to effect this Agreement, the Transaction Documents and any of the transactions contemplated hereby or thereby, including pursuant to Section 3.14 of this Agreement;

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(c)       Trading Market Approval. The Company must have delivered to the Investor copies of the Supplemental Listing Application through which Exchange Approval will be sought for the issuance of the Warrant Shares upon exercise of the Warrants;

(d)       No Event(s) of Default. No Event of Default shall have occurred and no Event of Default would result from the execution of this Agreement or any of the Transaction Documents or the transactions contemplated hereby or thereby;

(e)       Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of such Closing as though made on and as of such date;

(f)       Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to such Closing;

(g)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

(h)       No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the SEC or Principal Market (except for any suspensions of trading of not more than one day on which the Principal Market is open solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading on a Trading Market;

(i)       SEC Reporting. The has, during the preceding twelve (12) months, filed with the SEC all reports and other materials required to be filed by Section 13 or 15(d) of the 1934 Act, as applicable;

(j)       Limitation on Beneficial Ownership. To the Company’s knowledge, the issuance of the Warrants, in reliance of the “blocker” provision therein, shall not cause the Investor Group to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the 1934 Act and the rules and regulations promulgated thereunder) of a number of Equity Interests of a class that is registered under the 1934 Act which exceeds the Maximum Percentage of the Equity Interests of such class that are outstanding at such time;

(k)       Perfection of Security Interest; Evidence of Lien Release. The Investor shall have, to the extent possible, perfected certain security interest granted in the assets and collateral of the Company and its Subsidiaries described in the Security Documents. To the extent that the Investor has not perfected the security interest granted in the assets and collateral of the Company and its Subsidiaries as described in the Security Agreement, then, at the expense of the Company, the Company and its Subsidiaries shall immediately take all steps necessary and required to perfect the Investors’ security interest in the assets and collateral of the Company and its Subsidiaries;

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(l)       Post Closing Matters Agreement. The Company must have exected and delivered to the Investor the Post Closing Matters Agreement, substantially in the form set out in Exhibit E; and

(m)       Funds Flow Request. The Company shall have delivered to the Investor a flow of funds request, substantially in the form set out in Exhibit F.

6.2       Conditions Precedent to the Obligations of the Company. The obligation of the Company to issue the Note and the Warrants at the Closing is subject to the satisfaction or waiver by the Company, at or before such Closing, of each of the following conditions:

(a)       Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of such Closing Date as though made on and as of such date;

(b)       Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing; and

(c)       No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

7.       EVENTS OF DEFAULT

7.1       Events of Default. The occurrence of any of the following events shall be an “Event of Default” under this Agreement:

(a)       an Event of Default under the Note;

(b)       any of the representations or warranties made by the Company, any Subsidiary or any of their agents, officers, directors, employees or representatives in any Transaction Document or public filing being inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company or any Subsidiary to the Investor or any of its representatives, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Closing Date;

(c)       a failure by the Company to comply with any of its covenants or agreements set forth in this Agreement, including but not limited to those set forth in Section 5.7, Section 5.13, Section 6(k), and Section 10; provided, however, that it shall not be an Event of Default as provided hereunder if the Company fails to comply with the Registration Rights provisions contained in Sections 9.1(a) or 9.1(c) of this Agreement; further, provided, however, that the nothing in this Section 7 shall prohibit, restrict or otherwise limit the Investor’s rights, and the Company’s obligations, with regard to the Effectiveness Penalty pursuant to Section 9.1(c); or

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(d)       any default or breach, in any material respect, under the Post Closing Matters Agreement.

7.2       Investor Right to Investigate an Event of Default. If in the Investor’s reasonable opinion, an Event of Default has occurred, or is or may be continuing:

(a)       the Investor may notify the Company that it wishes to investigate such purported Event of Default;

(b)       the Company shall cooperate with the Investor in such investigation;

(c)       the Company shall comply with all reasonable requests made by the Investor to the Company in connection with any investigation by the Investor and shall (i) provide all information requested by the Investor in relation to the Event of Default to the Investor; provided that the Investor agrees that any materially price sensitive information and/or non-public information will be subject to confidentiality, and (ii) provide all such requested information within five (5) Business Days of such request; and

(d)       the Company shall pay all reasonable costs incurred by the Investor in connection with any such investigation.

7.3       Remedies Upon an Event of Default

(a)       If an Event of Default occurs pursuant to Section 7.1(a), the Investor shall have such remedies as are set forth in the Note.

(b)       If an Event of Default occurs pursuant to Section 7.1(b) or Section 7.1(c) and is not remedied within (i) three (3) Business Days for an Event of Default occurring by the Company’s or any Subsidiary’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Investor may declare, by notice to the Company or the applicable Subsidiary, as applicable, effective immediately, all outstanding obligations by the Company or the applicable Subsidiary, as applicable, under the Transaction Documents to be immediately due and payable in immediately available funds and the Investor shall have no obligation to consummate any Closing under this Agreement.

(c)       If any Event of Default occurs and is not remedied within (i) three (3) Business Days for an Event of Default occurring by the Company’s failure to comply with Section 7.1(c), or (ii) ten (10) Business Days for an Event of Default occurring pursuant to Section 7.1(b), the Investor may, by written notice to the Company, terminate this Agreement effective as of the date set forth in the Investor’s notice.

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8.       TERMINATION

8.1       Events of Termination. This Agreement:

(a)       may be terminated:

(i)        by the majority in interest of the Investors on the occurrence or existence of a Securities Termination Event or a Change of Control pursuant to subsection (c) or (d) contained in that definition;

(ii)       by the mutual written consent of the Company and the majority in interest of the Investors, at any time;

(iii)      by either Party, by written notice to the other Parties, effective immediately, if the Closing has not occurred within fifteen (15) Business Days of the date of this Agreement or such later date as the Company and the majority in interest of the Investors agree in writing, provided that the right to terminate this Agreement under this Section 8.1(a)(iii) is not available to any party that is in material breach of or material default under this Agreement or whose failure to fulfill any obligation under this Agreement has been the principal cause of, or has resulted in the failure of the Closing to occur; or

(iv)       by the majority in interest of the Investors, in accordance with Section 7.3(c).

8.2       Automatic Termination. This Agreement will automatically terminate, without further action by the parties, at the time after the Closing that the Principal Amount outstanding under the Note and any accrued but unpaid interest is reduced to zero (0), whether as a result of prepayment or repayment by the Company in accordance with the terms of this Agreement and the Note.

8.3       Effect of Termination.

(a)       Subject to Section 8.3(b), each Party’s right of termination under Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

(b)       If the Investor terminates this Agreement under Section 8.1(a)(i):

(i)       the Investor may declare, by notice to the Company, all outstanding obligations by the Company under the Transaction Documents to be due and payable (including, without limitation, the immediate repayment of any Principal Amount outstanding under the Note plus accrued but unpaid interest) without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; and

(ii)       the Company must within five (5) Business Days of such notice being received, pay to the Investor in immediately available funds the outstanding Principal Amount for the Note plus all accrued interest thereon (if any), unless the Investor terminates this Agreement as a result of an Event of Default.

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(c)       Nothing in this Agreement will be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by any other Party of its obligations under this Agreement.

9.       REGISTRATION RIGHTS

9.1       Registration.

(a)       Registration Statement. Promptly, but in any event no later than ten (10) days following the Closing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all of the Warrant Shares and any and all other shares of Common Stock owned by the Investor, including any and all Common Stock that may issuable upon exercise of warrants. The foregoing Registration Statement shall be filed on Form S-3 or any successor forms thereto. The Registration Statement (and each amendment or supplement thereto) shall be provided to the Investor and its counsel at least five (5) Business Days prior to its filing or other submission and the Company shall incorporate all reasonable comments, in the Company’s judgment, provided by the Investor or its counsel.

(b)       Expenses. Except as otherwise expressly provided herein, the Company will pay all fees and expenses incident to the performance of or compliance with this Section 9, including all fees and expenses associated with effecting the registration of the Warrant Shares, including all filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Warrant Shares for sale under applicable state securities laws, listing fees, fees and expenses of one counsel to the Investor and the Investor’s reasonable expenses in connection with the registration, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Warrant Shares being sold.

(c)       Effectiveness; Penalty. The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after filing thereof but in no event later than forty-five (45) days following the Closing Date (the “Effective Date”). The Company shall notify the Investor by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Registration Statement is declared effective and shall simultaneously provide the Investor with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby. In the event that the Registration Statement is not declared effective by the Effective Date, then the Company shall pay to the Investors, for each month that the Registration Statement is not declared effective after the Effective Date, a cash amount equal to one and one-half percent (1.5%) of the product obtained by multiplying the Investor Warrant Shares by the then applicable exercise price provided for in the Warrants and other Company warrants owned by the Investor (the “Effectiveness Penalty”).

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(d)       Piggyback Registration Rights. If the Company at any time determines to file a registration statement under the 1933 Act to register the offer and sale, by the Company, of Common Stock (other than (x) on Form S-4 or Form S-8 under the 1933 Act or any successor forms thereto, (y) an at-the-market offering, or (z) a registration of securities solely relating to an offering and sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit plan arrangement), the Company shall, as soon as reasonably practicable, give written notice to each Investor of its intention to so register the offer and sale of Common Stock and, upon the written request, given within five (5) Business Days after delivery of any such notice by the Company, of an Investor to include in such registration its Warrant Shares (which request must (a) be approved by the majority in interest of the Investors and (b) specify the number of Warrant Shares proposed to be included in such registration), the Company shall cause all such Warrant Shares to be included in such registration statement on the same terms and conditions as the Common Stock otherwise being sold pursuant to such registered offering.

9.2       Company Obligations. The Company will use its best efforts to effect the registration of the Warrant Shares in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

(a)       use its commercially reasonable efforts to cause the Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the first date on which all Warrant Shares are either covered by the Registration Statement or may be sold without restriction, including volume or manner-of-sale restrictions, pursuant to Rule 144 or have been sold by the Investor (the “Effectiveness Period”) and advise the Investor in writing when the Effectiveness Period has expired;

(b)       prepare and file with the SEC such amendments and post-effective amendments and supplements to the Registration Statement and the Prospectus as may be necessary to keep the Registration Statement effective for the Effectiveness Period and to comply with the provisions of the 1933 Act and the 1934 Act with respect to the distribution of all of the Warrant Shares covered thereby;

(c)       provide copies to and permit counsel designated by the Investor to review all amendments and supplements to the Registration Statement no fewer than three (3) Business Days prior to its filing with the SEC and not file any document to which such counsel reasonably objects;

(d)       furnish to the Investor and its legal counsel, without charge, (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company (but not later than two (2) Business Days after the filing date, receipt date or sending date, as the case may be) one copy of the Registration Statement and any amendment thereto, each preliminary prospectus and Prospectus and each amendment or supplement thereto, and each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each item of correspondence from the SEC or the staff of the SEC, in each case relating to the Registration Statement (other than any portion of any thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a Prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as the Investor may reasonably request in order to facilitate the disposition of the Warrant Shares that are covered by the related Registration Statement;

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(e)       immediately notify the Investor of any request by the SEC for the amending or supplementing of the Registration Statement or Prospectus or for additional information;

(f)       use its commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order at the earliest possible moment and notify the Company of the issuance of any such order and the resolution thereof, or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(g)       prior to any public offering of Warrant Shares, use its commercially reasonable efforts to register or qualify or cooperate with the Investor and its counsel in connection with the registration or qualification of such Warrant Shares for offer and sale under the securities or blue sky laws of such jurisdictions requested by the Investor and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such jurisdictions of the Warrant Shares covered by the Registration Statement and the Company shall promptly notify the Investor of any notification with respect to the suspension of the registration or qualification of any of such Warrant Shares for sale under the securities or blue sky laws of such jurisdictions or its receipt of notice of the initiation or threat of any proceeding for such purpose;

(h)       immediately notify the Investor, at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Registration Statement or Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances in which they were made), and promptly prepare, file with the SEC and furnish to such holder a supplement to or an amendment of such Registration Statement or Prospectus as may be necessary so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of such Prospectus, in light of the circumstances in which they were made);

(i)        otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC under the 1933 Act and the 1934 Act;

(j)        hold in confidence and not make any disclosure of information concerning the Investor provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to complete the Registration Statement or to avoid or correct a misstatement or omission in the Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement, and upon learning that disclosure of such information concerning the Investor is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to the Investor and allow the Investor, at the Investor’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information; and

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(k)       take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of all Warrant Shares pursuant to the Registration Statement.

9.3       Indemnification.

(a)       Indemnification by the Company. The Company will indemnify and hold harmless the Investors, from and against any Losses to which they may become subject under the 1933 Act or otherwise, arising out of, relating to or based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, any preliminary prospectus, final Prospectus or other document, including any blue sky application (as defined below), or any amendment or supplement thereof or any omission or alleged omission of a material fact required to be stated therein or, in the case of the Registration Statement, necessary to make the statements therein not misleading or, in the case of any preliminary prospectus, final Prospectus or other document, necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; (ii) any blue sky application or other document executed by the Company specifically for that purpose or based upon written information furnished by the Company filed in any state or other jurisdiction in order to qualify any or all of the Warrant Shares under the securities laws thereof (any such application, document or information herein called a “Blue Sky Application”); (iii) any violation or alleged violation by the Company or its agents of the 1933 Act, the 1934 Act or any similar federal or state law or any rule or regulation promulgated thereunder applicable to the Company or its agents and relating to any action or inaction required of the Company in connection with the registration or the offer or sale of the Warrant Shares pursuant to any Registration Statement; or (iv) any failure to register or qualify the Warrant Shares included in any such Registration Statement in any state where the Company or its agents has affirmatively undertaken or agreed in writing that the Company will undertake such registration or qualification on the Investor’s behalf and will reimburse the indemnified Investor Parties for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Losses; provided, however, that the Company will not be liable in any such case if and to the extent, but only to the extent, that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Investor or any such controlling Person in writing specifically for use in such Registration Statement or Prospectus.

(b)       Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim, action, suit or proceeding with respect to which it seeks indemnification following such Person’s receipt of, or such Person otherwise becoming aware of, the commencement of such claim, action, suit or proceeding and (ii) permit such indemnifying party to assume the defense of such claim, action, suit or proceeding with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (A) the indemnifying party has agreed to pay such fees or expenses, (B) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (C) in the reasonable judgment of any such Person, based upon written advice of its counsel, a conflict of interest exists between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person); and provided, further, that the failure or delay of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure or delay to give notice shall materially adversely affect the indemnifying party in the defense of any such claim or litigation. It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties. No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

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(c)       Contribution. If for any reason the indemnification provided for in the preceding paragraph (a) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations. No Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any Person not guilty of such fraudulent misrepresentation. The indemnity and contribution agreements contained in this Section are in addition to any other rights or remedies that any indemnified party may have under applicable law, by separate agreement or otherwise.

10.       GENERAL PROVISIONS

10.1       Fees and Expenses. At the Closing, the Company shall pay any additional reasonable fees and disbursements of McCarter & English LLP above the initial retainer (“Esousa Counsel”) in connection with the preparation of the Transaction Documents, it being understood that Investor Counsel has not rendered any legal advice to the Company in connection with the transactions contemplated hereby and that the Company has relied for such matters on the advice of its own counsel. All fees to be paid referenced above shall be offset against the Funding Amount of the Investor and paid directly by the Investor to Investor Counsel. Following the Closing, the Company shall reimburse the Investor for all reasonable fees and disbursements of Investor Counsel in connection with any additional agreements arising pursuant to the transactions contemplated in this Agreement, including, but not limited to, intercreditor agreements relating to the Note and any agreements or documentation required with respect to the Investor’s exercise of any of its rights hereunder. Except as specified above, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other Taxes and duties levied in connection with the sale of the Note and the Warrant.

10.2       Appointment of Collateral Agent. The Investor agrees to the appointment of Esousa Holdings LLC, an Investor in the Notes, to act as Collateral Agent and further each Investor authorizes Esousa Holdings LLC to act as Collateral Agent in accordance with the terms and conditions detailed in the Security Agreement, executed and delivered on the date hereof, by and between the Company and Esousa Holdings LLC. The Collateral Agent shall receive a fee of $25,000, as more fully detailed in that certain Fee Letter executed and delivered in connection with this Agreement and the Security Agreement.

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10.3        Consultation with Counsel. Each Investor has had the opportunity to seek independent counsel and to consult with counsel in order to review the Transaction Documents and to advise the Company with respect thereto before executing this Agreement. Each Investor is executing this Agreement without duress or coercion and without reliance on any representations, warranties or commitments other than those representations, warranties, and commitments set forth in this Agreement.

10.4       Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section prior to 5:00 p.m. (New York time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via email at the email address specified in this Section on a day that is not a Business Day or later than 5:00 p.m. (New York time) on any date and earlier than 11:59 p.m. (New York time) on such date, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email or facsimile, or sent by a nationally recognized overnight courier service addressed to each Investor at the email address, facsimile number, or address of the Investor appearing on the books of the Company, or if no such email address, facsimile number, or address appears on the books of the Company, at the principal place of business of such Investor set forth on the Investor’s signature page attached hereto. The address for such notices and communications shall be as follows:

If to the Company:

William B. Horne

Chief executive Officer

BitNile Holdings, Inc.

11411 Southern Highlands Parkway, Suite 240

Las Vegas, Nevada 89141

Direct: (949) 444-5464

Email: Will@bitnile.com

With a copy (which shall not constitute notice) to:

Henry Nisser

President and General Counsel

BitNile Holdings, Inc.

100 Park Avenue, 16th Floor

Suite 1658A

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New York, NY 10017

Direct: (646) 650-5044

Email: Henry@bitnile.com

10.5       Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

10.6       Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without reference to principles of conflict of laws or choice of laws.

10.7       Jurisdiction and Venue. Any action, proceeding or claim arising out of, or relating in any way to this Agreement shall be brought and enforced in the New York Supreme Court, County of New York, or in the United States District Court for the Southern District of New York. The Company and the Investor irrevocably submit to the jurisdiction of such courts, which jurisdiction shall be exclusive, and hereby waive any objection to such exclusive jurisdiction or that such courts represent an inconvenient forum. The prevailing party in any such action shall be entitled to recover its reasonable and documented attorneys’ fees and out-of-pocket expenses relating to such action or proceeding.

10.8       WAIVER OF RIGHT TO JURY TRIAL. THE COMPANY AND THE INVESTOR HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.

10.9       Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Securities.

10.10       Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

10.11       Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

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10.12       Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

10.13       Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of and be enforceable by, the Company and the Investor and their respective successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the “Investor” and such transferee is an accredited investor.

10.14       No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

10.15       Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

10.16       Counterparts. This Agreement may be executed in two identical counterparts, both of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Signature pages delivered by facsimile or e-mail shall have the same force and effect as an original signature.

10.17       Specific Performance. The Company acknowledges that monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement and the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if (a) the Company fails to comply or threatens not to comply with this Agreement or (b) the Investor has reason to believe that the Company will not comply with this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Securities Purchase Agreement as of the date first set forth above.

COMPANY:

BITNILE HOLDINGS, INC.

By:
Name:	William B. Horne
Title:	Chief Executive Officer

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

[SIGNATURE PAGE FOR THE INVESTORS FOLLOWS]

[Company Signature Page of Securities Purchase Agreement]

INVESTOR SIGNATURE PAGES TO BITNILE HOLDINGS, INC. SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Investor:

Signature of Authorized Signatory of Investor:

Name of Authorized Signatory:
Title of Authorized Signatory:
Email Address of Authorized Signatory:
Facsimile Number of Authorized Signatory:

Address for Notice to Investor:

Subscription Amount:	$

EIN Number:

With a copy (which shall not constitute notice) to:

[Investor Signature Page of Securities Purchase Agreement]

EXHIBIT A

SECURITY DOCUMENTS

EXHIBIT B

FORM OF NOTE

[See attached]

EXHIBIT C

FORM OF CLASS A WARRANT

[See attached]

EXHIBIT D

FORM OF CLASS B WARRANT

EXHIBIT E

POST CLOSING MATTERS AGREEMENT

EXHIBT F

FLOW OF FUNDS REQUEST

BitNile Holdings Inc. – Securities Purchase Agreement – Flow of Funds Request

In connection with the Securities Purchase Agreement, dated December 29, 2021 (the “Agreement”) between BitNile Holdings Inc. (the “Company”) and ___________ (the “Investor”), the Company irrevocably authorizes the Investor to distribute such funds as set out below, in the manner set out below, at the Closing.

Capitalized terms used but not otherwise defined in this letter will have the meaning given to such terms in the Agreement.

Item	Amount
Closing
Fees and Expenses
Bridge Financing Repayment
Total

Please transfer the net amount of US $XX due at the Closing, to the following bank account:

Beneficiary Bank: [•]

Swift code:

ABA/Routing #:[•]

Account #: [•]

Beneficiary name and address: [•]

Yours sincerely,

BITNILE HOLDINGS INC.

By:
Name:
Title: